Exhibit 31.3

CERTIFICATIONS

I, Fred Kornberg, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of Comtech Telecommunications Corp.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 10, 2010

/s/ Fred Kornberg
Fred Kornberg
Chairman of the Board
Chief Executive Officer and President